EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-65526, 333-60816, 333-45827, 333-27507, 333-39547, 333-36445 and 333-37306
of EMCORE Corporation on Form S-8 of our report dated June 26, 2002, appearing in this Annual Report on Form 11-K of EMCORE Corporation 401(k) Savings Plan for the year ended December 31, 2001.

Deloitte & Touche LLP

Parsippany, New Jersey
June 28, 2002